Exhibit 99.1

Sono-Tek Announces Results of
2019 Annual Meeting of Shareholders

Management presentation highlights strong growth and expansion plans

MILTON, NY, August 22, 2019 – Sono-Tek Corporation (OTCQX: SOTK), the leading developer and manufacturer of ultrasonic coating systems, announced the results of shareholder voting on the four proposals presented at the Company’s Annual Meeting of Shareholders held today. At the meeting, the Company’s shareholders:

•	Re-elected Dr. Christopher L. Coccio, Dr. Joseph Riemer, Mr. R. Stephen Harshbarger, Mr. Philip Strasburg, CPA, each to hold office for a two-year term, and elected Carol O’Donnell, Esq., to hold office for a one-year term.
•	Ratified the selection of Liggett & Webb, P.A. to serve as the Company’s auditors for fiscal year 2020 which ends February 29, 2020.
•	Ratified, by a non-binding advisory vote, the Company’s compensation arrangements with its named Executive Officers.
•	Recommended, by a non-binding advisory vote, a one-year frequency with respect to future non-binding shareholder votes on Executive Compensation.

At the meeting, Dr. Coccio and Company management provided an overview of Sono-Tek and the opportunities presented by market for its technology and application know-how, particularly highlighting the record-breaking backlog entering the current fiscal year. Sono-Tek’s ultrasonic coating solutions provide a more uniform precision coating suitable for fuel cells, advanced solar cells, medical devices, electronics and semiconductors, and many other high technology surface applications. The business review presentation is available on the Company’s website at http://www.sono-tek.com/about-us/investors/events-presentations.

Stephen Harshbarger, President and Director of the Company noted, “FY2020 is anticipated to be the best year on record for Sono-Tek. Newly developed products, such as our 6 axis robot coating platforms, are expected to contribute significantly to FY2020 sales and future growth of the Company. Significant investments to expand our manufacturing space and the addition of new machinery are underway to accommodate this planned growth.”

About Sono-Tek
Sono-Tek Corporation is the leading developer and manufacturer of ultrasonic coating systems for applying precise, thin film coatings to protect, strengthen or smooth surfaces on parts and components for the microelectronics/electronics, alternative energy, medical and industrial markets, including specialized glass applications in construction and automotive.

The Company’s solutions are environmentally-friendly, efficient and highly reliable, and enable dramatic reductions in overspray, savings in raw material, water and energy usage and provide improved process repeatability, transfer efficiency, high uniformity and reduced emissions.

Sono-Tek’s growth strategy is focused on leveraging its innovative technologies, proprietary know-how, unique talent and experience, and global reach to further develop microscopic coating technologies that enable better outcomes for its customers’ products and processes. For further information, visit www.sono-tek.com.

Safe Harbor Statement
This news release contains forward looking statements regarding future events and the future performance of Sono-Tek Corporation that involve risks and uncertainties that could cause actual results to differ materially. These factors include, among other considerations, general economic and business conditions; political, regulatory, tax, competitive and technological developments affecting our operations or the demand for our products; timely development and market acceptance of new products; adequacy of financing; capacity additions; the ability to enforce patents; maintenance of operating leverage; continued reduction in inventory requirements; maintenance of order backlog; consummation of order proposals; continued sales growth in the medical and alternative energy markets; and the ability to achieve increased sales volume at projected levels and continued profitability. We refer you to documents that the company files with the Securities and Exchange Commission, which includes Form 10-K and Form 10-Qs containing additional important information.

For more information, contact:

Stephen J. Bagley
Chief Financial Officer
Sono-Tek Corporation
info@sono-tek.com

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